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                                                                   Exhibit 10.17

[LOGO] PRIMMS

                        TRUCK LEASE AND SERVICE AGREEMENT

                             DATED: August 24, 2001

THIS TRUCK LEASE AND SERVICE AGREEMENT is entered into as of the date set forth above, by and between PRIMMS, L.P., a Delaware limited partnership ("PRIMMS"), whose business address is 2805 Butterfield Road, Suite 370, Oak Brook, Illinois 60523, and SMART & FINAL INC. ("Lessee"), whose business address is 600 Citadel Drive, 4th Floor, Commerce, California 90040, for the benefit of its wholly owned subsidiary, HENRY LEE COMPANY, ("HLC"), whose business address is 3301 N.
W. 125th Street, Miami, Florida, 33167, and whose business is distribution.

1. LEASE; TERM. PRIMMS hereby agrees to lease unto Lessee, and Lessee hereby
   -----------
agrees to lease from PRIMMS, the vehicles described in any Schedule A attached hereto or hereafter made a part hereof (such vehicles, together with any additional or substitute vehicles owned and furnished by PRIMMS to Lessee hereunder, the "Leased Vehicles"), all upon the terms and conditions set forth in this Agreement and on the applicable Schedule A. Each Schedule A shall constitute a separate vehicle lease. The term of lease for each Leased Vehicle shall begin on the date such vehicle is tendered by PRIMMS to Lessee, or 48 hours after PRIMMS has notified the Lessee that the vehicle is ready to enter Lessee's service, whichever occurs first (the "Date in Service"), and shall remain in effect for the lease term applicable to such vehicle as described on the applicable Schedule A or until earlier cancelled or terminated as in this Agreement provided. All Leased Vehicles shall be used in the normal and ordinary course of the HLC's business as described above, at the location set forth on the applicable Schedule A for the respective vehicle. Each Schedule A referred to this Agreement shall be deemed a part of this Agreement when it has been executed and delivered by the parties. Lessee's execution of any Schedule A shall constitute Lessee's authorization to PRIMMS to acquire the vehicles listed thereon. It is expressly understood and agreed that Lessee, by virtue of this Agreement, acquires no right, title or interest in or to the property described in this Agreement.

2. CHARGES. The annual fixed shop charges are set forth on Schedule B attached
   -------
hereto. All charges herein shall be in accordance with charges shown on the applicable Schedule A attached hereto, subject to all subsequent charge adjustments provided for herein. Lessee agrees to pay PRIMMS for the use of each Leased Vehicle a sum which shall consist of the applicable fixed four-week lease charge plus the applicable mileage charge, and such other charges as may be provided for in this Agreement or on the applicable Schedule A. Such charges shall be prorated for any partial four-week period during such term. The fixed four-week lease charge is specified on the applicable Schedule A and is the minimum charge applicable to a Leased Vehicle. The mileage charge shall be computed at the rate specified on the applicable Schedule A and on the basis of the total number of miles the Leased Vehicles shall be operated. The fixed four-week lease charge will be invoiced in advance on the Date in Service and on the first day of each four-week period thereafter. The mileage charge will be invoiced in arrears on the last day of each four-week period and on the last day of the lease term. All charges hereunder are due and payable by Lessee within twenty (20) days from the date of Lessee's receipt of PRIMMS' invoice.

     The Lessee agrees to report four-week mileage/hourly readings for all Leased Vehicles to PRIMMS at the end of each four-week period. Leased Vehicles operating interstate must have miles and hours submitted to PRIMMS on PRIMMS' "Driver Trip Report" form, which shall be delivered to PRIMMS no later than the Wednesday following the week for which the report applies. Mileage readings on Leased Vehicles domiciled by PRIMMS and operated wholly within the State of Florida will be secured by PRIMMS.

     Each lease hereunder is a net lease and Lessee's obligations to pay all charges hereunder, except as otherwise provided herein, shall be absolute and unconditional. The obligations of Lessee shall not be affected by or subject to any abatement, reduction, setoff, defense, counterclaim, interruption, deferment or recoupment of any kind whatsoever. It is the intention of the parties that all charges hereunder shall continue to be payable in all events in the manner and at the time set forth in this Agreement. Nothing herein shall impair Lessee's right to maintain an independent action at law or in equity.

     Without limiting the generality of the foregoing, any credits due Lessee from PRIMMS shall not be deducted by Lessee from any charges due hereunder unless such credits are reflected on PRIMMS' invoice. Such credits shall be reflected by PRIMMS on the next invoice sent to Lessee by PRIMMS after such credits have been identified and verified by PRIMMS.
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3. FAILURE OF MILEAGE RECORDER. The number of miles over which any particular
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Leased Vehicle shall have been operated for any given period of time shall be determined by means of a standard mileage recording device attached to such vehicle. In the event the mileage recording device of any Leased Vehicle shall, at any time while such vehicle is being operated by Lessee, fail to function, thereby rendering unavailable a correct mileage record for such vehicle, the mileage for any day, days or fraction of a day, when the mileage recording device is thus out of order, shall be computed on the basis of either the fuel consumed or the daily average mileage of such vehicle for the next twenty (20) days of recorded mileage (or, if less, the balance of the lease term) and multiplying such daily average by the number of days and/or fraction of day during which the mileage recording device of such vehicle shall have failed to function.

4. CONTROL OF VEHICLES. Lessee shall use the Leased Vehicles solely in the
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course of its own business activities and shall have complete and exclusive control of the Leased Vehicles, including, but not limited to, destination, route of travel, consignee, selection of stopover points, layover period, and all other matters incidental to the movement of the Leased Vehicles both loaded and empty, on outbound and return movements. Under no circumstances shall Lessee permit any third party, including employees or agents of PRIMMS, to assume control of any Leased Vehicle during its use in the conduct of Lessee's business. Drivers of Leased Vehicles shall be conclusively presumed to be the servants and agents of the Lessee, and Lessee shall be responsible for the payment of all wages, state and federal unemployment taxes, Social Security contributions and all costs, insurance premiums and money damages or contributions arising by reason of workmen's compensation laws, with respect to such drivers.

     Unless otherwise expressly provided for in this Agreement, all Leased Vehicles shall be used in highway transportation only and shall not be used in conjunction with any railroad movement, such as trailer-on-flatcar or piggyback operations.

5. DRIVER QUALIFICATIONS. Lessee shall cause all Leased Vehicles to be operated
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only by safe, careful, legally qualified drivers, who shall have all required licenses, and shall be selected, employed, controlled and paid exclusively by HLC. Lessee shall cause said vehicles to be used and operated with reasonable care and precaution to prevent any loss or damage to said vehicles or other property or any injury to any person because of negligence or reckless use, abuse, fire, theft, collision, or other cause. Any written complaint from PRIMMS specifying any reckless, careless or abusive handling by a driver of any Leased Vehicle shall be addressed to an officer of Lessee. Lessee and PRIMMS shall have thirty (30) days to rectify any issues regarding a driver's qualifications to operate any Leased Vehicle. Upon written complaint from PRIMMS specifying any reckless, careless or abusive handling by a driver of any Leased Vehicle, Lessee shall upon mutual agreement with PRIMMS remove such driver and substitute therefor a careful and safe driver having all of the above qualifications as soon as it is reasonably possible to do so. Lessee shall cause all drivers of Leased Vehicles to comply with all reasonable regulations that coincide with applicable state and federal laws now or hereafter made by PRIMMS and agreed to by Lessee insofar as same shall relate to the proper use, care and operation of the Leased Vehicles.

6. OVERLOADING; OBSERVANCE OF LAWS. Lessee agrees that none of the Leased
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Vehicles will, while in the possession, custody or control of Lessee, be operated in excess of their respective rated maximum weights as specified on the applicable Schedule A. Lessee agrees that in the event any of the Leased Vehicles be damaged in any manner due to overloading, Lessee shall, promptly after demand, pay PRIMMS the amount of any and all damages and losses PRIMMS may sustain thereby. Lessee shall not permit the Leased Vehicles to be operated (a) by a driver in possession of or under the influence of alcohol or any controlled drug, substance or narcotic; (b) in a reckless or abusive manner; (c) off an approved road; or (d) in violation of any federal, state or local statutes, laws, ordinances, rules or regulations applicable to the operation of such vehicles.

     Without limiting the generality of the foregoing, Lessee agrees not to use or allow any Leased Vehicle to be used for the transportation of any property or material deemed extra-hazardous by reason of being explosive, inflammable or fissionable, or any contraband or other property which may be subject to, or which may cause the Leased Vehicles to be subject to, forfeiture or seizure, except for properly packaged inflammable products designed for commercial use that are being transported in the ordinary course of Lessee's business.

7. RESPONSIBILITIES OF LESSEE. Lessee shall (a) pay for all damage to any Leased
   --------------------------
Vehicle caused by Lessee's failure to deliver the vehicle to PRIMMS for necessary servicing or maintenance; and (b) reimburse PRIMMS within five business days after demand for expenses incurred in removing or towing a Leased Vehicle after collision or a Leased Vehicle which has left the road or has become mired, and all expenses incurred to start up the vehicle if Lessee fails to use an engine heating device and vehicle is equipped with same.

     Lessee hereby agrees to pay for the replacement cost of any tarpaulins, sleeper berth linens, stake or removable body and trailer sidewalls, cargo securing chains and ratchets, cargo securing belts or bars, shoring bars, tachograph charts or discs, refrigeration electrical standby cords or engine heater cords provided with the Leased Vehicles unless
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such replacement is necessary because of sole proven negligence on the part of
PRIMMS, its agents or employees in the design or installation of any such items.

     The use of tire chains is expressly prohibited on any Leased Vehicle except to the extent required by law to be used by Lessee during periods of inclement weather.

     If any of the Leased Vehicles are to be parked by Lessee outside during winter months, PRIMMS hereby agrees, at its own cost and expense, to equip said vehicles with engine or battery heaters and sufficient electrical cords to operate said heaters. Lessee hereby agrees to provide at its own cost and expense electrical outlets installed in the general area where said vehicles are parked and to operate said heaters at all times while the Leased Vehicles are parked during winter months.

8. WRITTEN REPORTS BY DRIVERS. Lessee undertakes and agrees that each of its
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drivers will, upon completion of each trip or dispatch, make a written report of any faulty operation or other trouble which the driver had with the vehicle and of any repairs or maintenance which the vehicle may require. Except as so reported, it shall be conclusively presumed that each vehicle operated satisfactorily.

     Lessee shall provide PRIMMS weekly with all trip records, fuel tickets or invoices, and other records or documents relating to the use of the Leased Vehicles as may be necessary for the preparation of the fuel tax returns and other state licensing or use tax reports to be prepared by PRIMMS hereunder. In the event PRIMMS is assessed any additional charge, assessment, tax or penalty or shall have any credit disallowed as a result of the untimely or improper furnishing of such documents or information by Lessee, then Lessee shall promptly reimburse PRIMMS the amount of such additional charges, assessments, taxes, penalties or losses of credit. Such weekly trip records shall be prepared by Lessee on a trip report form provided by PRIMMS and shall be returned to PRIMMS, in proper form, no later than three working days after the Friday of the week for which the report applies. Reports received later than this date will be considered not received with all unreported miles being classified as mileage incurred in the state of the vehicle's domicile as shown on the applicable Schedule A. If Lessee provides all such documents or information to PRIMMS on a timely basis and if Lessee is assessed any additional charges as a result of the untimely or improper filings by PRIMMS, PRIMMS agrees to reimburse Lessee for such charges.

9. ROAD BREAKDOWNS. In the event any Leased Vehicle shall be disabled, PRIMMS
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shall promptly repair or cause same to be repaired, after receipt from the
Lessee and/or its agents of notice of such disability, specifying where the vehicle is located, the nature of the disability and, if known, the cause thereof. Lessee undertakes that its drivers shall not make any repairs or adjustments to any said vehicles, but in all cases of mechanical trouble, shall give prompt notice to PRIMMS by the most prudent means available, describing the nature of the trouble and the location of the vehicle, and shall abide by PRIMMS' directions concerning emergency repairs. PRIMMS shall have no liability for any contracted repair or service to a Leased Vehicle unless authorized by PRIMMS and supported by a receipted bill therefor, itemizing the cost of labor and/or materials, accompanied by the damaged parts.

10. EQUIPMENT MAINTENANCE. Lessee shall deliver to PRIMMS at the service
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location shown on the applicable Schedule A for the respective vehicle, or as otherwise reasonably directed by PRIMMS, all Leased Vehicles needing repairs or as shall be requested by PRIMMS for inspection, necessary repairs or maintenance, at the times designated by PRIMMS. PRIMMS undertakes and agrees to make such inspection of each such vehicle at reasonable intervals to minimize, insofar as possible, interruptions to Lessee's use of such vehicle. PRIMMS agrees, at its own expense, unless otherwise expressly provided in this Agreement or on the applicable Schedule A, to provide suitable and adequate repairs and maintenance service, including oiling and greasing of said vehicles, to maintain said vehicles in good repair, mechanical condition and running order, and to furnish all necessary oil and other lubricants necessary for the operation of such vehicles. Any vehicles delivered to Lessee for use under this Agreement shall, unless Lessee gives prompt written notice to the contrary, be conclusively presumed to have had a neat and proper appearance and to have been in good repair, mechanical condition and running order when so delivered to Lessee.

     During the initial thirty (30) days of the Lease Term, PRIMMS will check the engine oil and water levels on the Leased Vehicles on a weekly basis. PRIMMS will notify Lessee of the applicable increase cost if PRIMMS is to continue to provide this service.

11. TIRES. PRIMMS will provide at its own cost and expense all necessary tires
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and tubes for Leased Vehicles. Lessee undertakes and agrees that its drivers will not operate any Leased Vehicles on a flat tire or on any tire or tires which do not contain sufficient air pressure to prevent damage to the tires other than ordinary wear and tear, and that in the event spare tires or tubes become necessary, such drivers will notify PRIMMS immediately, whereupon, PRIMMS will promptly supply the necessary tires and tubes. Reimbursement for the repair of tires damaged by hitting sharp or blunt objects in the roadway will be negotiated in good faith and mutually agreed upon prior to billing.
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     Lessee agrees to reimburse PRIMMS for the loss of or damage to any tires on any Leased Vehicles caused by hitting sharp or blunt objects, whether on the roadway or off, except that Lessee shall not be required to reimburse PRIMMS if such damaged tires can be repaired and reused by PRIMMS.

     Reimbursement for the repair of tires damaged by hitting sharp or blunt objects in the roadway will be negotiated in good faith and mutually agreed upon prior to billing.

12. ADDITIONAL VEHICLES. PRIMMS may, in its discretion, so long as it has
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available sufficient captive vehicles of the size and type required by Lessee, supply to Lessee additional vehicles for temporary use upon the same terms, conditions and limitations as are applicable to Leased Vehicles in this Agreement. Any additional vehicles rented to Lessee by PRIMMS under this section shall be at PRIMMS' lease rate for Leased Vehicles. Additional vehicles rented to Lessee by PRIMMS that are unlike any Leased Vehicles shall be at the then current posted rate for such vehicles. For the purposes of this section, all additional vehicle daily rates will be based upon one-fifth (1/5th) of the weekly rates of vehicles leased under this Agreement.

     Where additional vehicles are furnished by PRIMMS through a third party lessor, the rate for such vehicles will be at the actual rental rate paid by PRIMMS, but all of the terms and conditions applicable to the lease of such vehicles will be as set forth in a separate lease agreement to be entered into between the Lessee and such other lessor.

     PRIMMS shall not be required to add any special painting, lettering or alterations to any additional vehicles furnished to Lessee hereunder.

13. [INTENTIONALLY OMITTED.]
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14. FUEL PROCUREMENT. The party designated on the applicable Schedule A agrees
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to provide fuel for the Leased Vehicles listed on such Schedule A. The party designated to provide fuel agrees to be responsible for any mechanical problems or damage to any Leased Vehicle caused by poor quality fuel, fuel waxing or freezing, and for the cost of any repairs or maintenance required as result thereof. PRIMMS agrees to check fluid levels on the Leased Vehicles once a week for the first 30 days of the term of this Agreement and will provide Lessee with a cost estimate of PRIMMS' continuation of this service. If Lessee elects not to have PRIMMS continue such service, Lessee agrees to check the engine oil and water levels each time the Leased Vehicles are fueled.

     Notwithstanding anything to the contrary contained herein, in the event, fuel shall be unavailable to PRIMMS from any commercially reasonable source due to any fuel shortage, fuel rationing or allocation by PRIMMS' suppliers, the petroleum industry, the Federal Office of Emergency Preparedness, and/or any other governmental body, or the unavailability of fuel to PRIMMS or Lessee for any other reason, including but not limited to federal, state or municipal statutes, laws or ordinances, rules or regulations, PRIMMS shall have no obligation to provide Lessee with fuel under this Agreement. In such event Lessee shall be deemed to be the party designated on Schedule A to furnish fuel and shall procure all fuel from such other sources as are available to Lessee, and no default on the part of PRIMMS shall exist hereunder and no cause for cancellation of this Agreement shall exist nor shall Lessee make any reduction or set-off in the fixed four-week lease charge because of such fuel shortage. If fuel continues to be unavailable to both PRIMMS and Lessee for a continuous six-month period, the parties may, at their sole discretion, by mutual consent, agree upon a reduction of the charges under this Agreement. Notwithstanding that PRIMMS may be designated on Schedule A as the party to provide fuel, Lessee shall have the option at any time upon thirty (30) days prior written notice to PRIMMS to provide fuel for the Leased Vehicles hereunder.

15. TAXES AND REQUIREMENTS OF FEDERAL, STATE AND LOCAL AGENCIES. PRIMMS
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represents that the Leased Vehicles are, at the time of initial delivery to
Lessee, and, subject to compliance by Lessee with its obligations hereunder, will be kept mechanically safe and properly equipped in accordance with safety requirements of all regulatory agencies, including the Surface Transportation Board and the Department of Transportation.

     The party specified on Schedule A shall provide and pay for local vehicle registrations, State Base vehicle licenses in the state of domicile for the licensed gross weight shown on the applicable Schedule A and federal highway use tax relating to the Leased Vehicles. If PRIMMS is the party designated on Schedule A to prepare and file fuel tax and highway use tax returns, Lessee shall provide PRIMMS on a timely basis with all necessary reports, records, receipts, invoices and other information necessary for such preparation and will reimburse PRIMMS for any additional charge, assessment, tax or penalty imposed or credit disallowed as a result of the untimely or improper submission of such information by Lessee. If Lessee files such returns, it shall defend, indemnify and hold harmless PRIMMS from and against all claims, losses and expenses resulting from Lessee's failure to timely and properly file such returns or pay such taxes.
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     When permitted by law, the party specified on the applicable Schedule A will apply for such other vehicle licenses and permits, prorate or reciprocity plates, as may be needed by the Lessee for the lawful operation of the Leased Vehicles in the respective states listed on the applicable Schedule A. Such other vehicle licenses, plates and permits will be provided at the Lessee's sole cost and expense.

     Lessee further agrees to pay for all non-fuel sales and use taxes (unless otherwise provided by law), interstate registration permits and any special licenses and to pay any other taxes or fees resulting from or associated with the operation and use of the Leased Vehicles or the fixed lease charges hereunder, including but not limited to mileage taxes, ton-mile taxes, highway and bridge tolls.

     PRIMMS shall have the right to pay or discharge any lien or encumbrance asserted against any Leased Vehicle as a result of Lessee's failure to timely pay any claim or assessment for any such taxes, permits or licenses and Lessee shall promptly reimburse PRIMMS for such payments; provided, however, that Lessee shall have 10 days after notice of any such lien or encumbrance to pay or discharge the same before PRIMMS does so.

     Subject to compliance by Lessee with its obligations hereunder, PRIMMS shall reimburse Lessee for Lessee's payment of any fines, penalties or other charges levied by reason of any mechanical defects in the Leased Vehicles which are promptly reported by Lessee to PRIMMS, or failure of PRIMMS to comply with safety regulations prescribed by any regulatory agency applicable to any Leased Vehicle, provided that PRIMMS is given prompt notice of any such fines, penalties or charges.

     Upon (a) any increase in the federal, state or local taxes or license fees applicable to the Leased Vehicles from the levels in effect as of the Date In Service on the applicable Schedule A, (b) any new or additional federal, state or local taxes or license fees applicable to the Leased Vehicles or by reason of the leasing thereof, and (c) any increases in the cost of any equipment or accessories for any Leased Vehicle required by any change in laws relating thereto, PRIMMS shall thereupon notify the Lessee in writing of such increased or additional costs, and the fixed four-week period lease or mileage charges payable by Lessee shall be increased by an amount equal to the increase in or addition to such costs, if applicable, for the remaining lease term of the Leased Vehicles. Such increases in PRIMMS' charges will become effective on the date such increased or additional taxes or fees are payable or such equipment or accessories are required. Any decreases in such taxes, fees or costs shall be credited by PRIMMS to the Lessee when the decreases become effective.

16. CARGO. PRIMMS' liability under Section 19.1 for any loss of or damage to any
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property stored, loaded or transported in or upon any Leased Vehicle shall not exceed $25,000 per occurrence.

17. INSURANCE. Lessee shall maintain at all times until the termination of this
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Agreement or until all of the Leased Vehicles have been returned to PRIMMS
(whichever occurs last), at its sole cost expense (a) all risk public liability and property damage insurance, with the limits described on the applicable Schedule A, (b) comprehensive insurance covering each Leased Vehicle in an amount at least equal to the Schedule A value thereof as shown on the applicable Schedule A, as adjusted to the applicable stipulated loss value reflected on the referenced table attached to the applicable Schedule A (the "Depreciated Value"), (c) collision insurance covering the Leased Vehicles in an amount at least equal to the Depreciated Value thereof, and (d) workers' compensation insurance with the limits required by law.

     In the event that Lessee fails at any time to provide any of such insurance after receiving written or oral notice of such failure, PRIMMS may (but shall not be required) to do so at Lessee's expense (the cost of which shall be payable on demand), without prejudice to its other rights and remedies hereunder. All such insurance shall be written by an insurance company reasonably satisfactory to PRIMMS and Lessee, shall name PRIMMS and its partners, affiliates and assigns and their respective officers, directors, partners, employees and agents, and any financing source for the Leased Vehicles designated by PRIMMS, as additional insured parties, as their interests may appear, shall be primary and not excess or contributory, and shall provide for not less than 30 days prior written notice to PRIMMS of any cancellation of such insurance or change in coverage. PRIMMS and any financing source for the Leased Vehicles designated by PRIMMS shall be named as loss payee as to the Leased Vehicles on the insurance specified in clauses (b) and (c) above. The Lessee shall provide PRIMMS with written evidence of such coverage on or before the commencement date of the lease as to any Leased Vehicle and at least 10 days prior to the expiration of any coverage thereunder.

18. RISK OF LOSS. From the Date in Service of each Leased Vehicle until such
    ------------
vehicle is returned to PRIMMS at the termination of the lease for such vehicle, Lessee shall bear all risk of loss, damage, theft, destruction, condemnation or impoundment with respect to such vehicle from any cause whatsoever, other than the sole negligence or willful misconduct of PRIMMS.
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19. INDEMNIFICATION BY LESSEE. Lessee agrees to release, indemnify, and hold
    -------------------------
harmless PRIMMS and its partners, affiliates, agents and employees, from and against (a) any claims or causes of action (including reasonable attorneys fees and court costs) for death of or injury to persons, or loss of or damage to property, including but not limited to any Leased Vehicle and any property stored, loaded or transported on any Leased Vehicle, except where the same is solely due to PRIMMS' negligent or willful acts or omissions, and (b) any loss, cost, damage, liability, fine, forfeiture, seizure, penalty or expense (including reasonable attorneys' fees and court costs) (collectively, "Losses") which PRIMMS may incur, directly or indirectly, arising out of or in connection with (i) the type and number of the Leased Vehicles or the purchase, possession, use, operation, loading or unloading of any Leased Vehicle; (ii) any act or omission of Lessee or any driver, agent, employee or invitee of Lessee or any liability imposed upon or assumed by Lessee under any workers' compensation law, contract, employee benefit plan, or otherwise; (iii) any failure by Lessee to comply with any federal, state or local law, statute, ordinance or rule or regulation of any governmental authority, including but not limited to the Surface Transportation Board and the Department of Transportation; (iv) if Lessee is the party designated on Schedule A to provide fuel for the Leased Vehicles, any failure or delay to pay any applicable fuel tax or costs; (v) any discharge, disposal, release or escape of any Hazardous Materials (as defined in Section 22 below), whether before or after the date of this Agreement, which occurs from or in connection with the leasing, operation, fueling or maintenance of the Leased Vehicles or which occurs at, under, from or onto the premises on which the Leased Vehicles are parked, stored, fueled or maintained, except where the same is solely due to PRIMMS' negligent or willful acts or omissions; or
(vi) any other breach by Lessee of its covenants, representations or warranties under this Agreement. If any unforeseen or extraordinary expense arises in connection with the ownership of the Leased Vehicles which has not been provided for in this Agreement, the parties will enter into good faith negotiations and mutually agree upon which party or parties will bear such expense.

Lessee shall have the exclusive right to defend and/or settle any and all actions based on or arising out of the foregoing matters for which Lessee is obligated to indemnify PRIMMS, and Lessee agrees to do so diligently and in good faith. Each party shall notify the other party promptly upon receipt of notice or knowledge of any event which could give rise to a claim for indemnification under this section. Lessee shall not, without the prior written consent of PRIMMS, settle any such claim without obtaining a full release of any and all liability against PRIMMS. PRIMMS shall have the right, at its option and at its expense, to participate in any litigation brought against PRIMMS without thereby relieving Lessee of its obligations thereunder. If Lessee fails to defend any such action diligently and in good faith, then PRIMMS may do so at the expense of Lessee.

19.1 Indemnification by PRIMMS. PRIMMS agrees to release, indemnify and hold
     -------------------------
harmless Lessee and its partners, affiliates, agents and employees, from and against (a) any claims or causes of action (including reasonable attorneys' fees and court costs) for death of or injury to persons, or loss of or damage to property, including but not limited to any Leased Vehicle and any property stored, loaded or transported on any Leased Vehicle, where the same is solely due to PRIMMS' negligent or wilful acts or omissions, and (b) any loss, cost, damage, liability, fine, forfeiture, seizure, penalty or expense (including reasonable attorneys' fees and court costs) which Lessee may incur, directly or indirectly arising out of or in connection with, (i) any act or omission of PRIMMS or any driver, agent, employee or invitee of PRIMMS or any liability imposed upon or assumed by PRIMMS under any workers' compensation law, contract, employee benefit plan, or otherwise; (ii) any failure by PRIMMS to comply with federal, state or local law, statute, ordinance or rule or regulation of any governmental authority, including, but not limited to, the Surface Transportation Board and the Department of Transportation, (iii) if PRIMMS is the party designated on Schedule A to provide fuel for the Leased Vehicles, any failure or delay to pay any applicable fuel or tax costs; (iv) any discharge, disposal or release of any Hazardous Materials (as defined in Section 22 below), which occurs from or in connection with the leasing, operation, fueling or maintenance of the Leased Vehicles or which occurs at, under, from or onto the premises on which the Leased Vehicles are parked, stored, fueled or maintained, where the same is solely due to PRIMMS' negligent or wilful acts or omissions; or (v) any other breach by PRIMMS of its covenants, representations or warranties under this Agreement.

PRIMMS shall have the exclusive right to defend and/or settle any and all actions based on or arising out of the foregoing matters for which PRIMMS is obligated to indemnify Lessee, and PRIMMS agrees to do so diligently and in good faith. Each party shall notify the other party promptly upon receipt of notice or knowledge of any event which could give rise to a claim for indemnification under this section. PRIMMS shall not, without prior written consent of Lessee, settle any such claim without obtaining a full release of any and all liabilities against Lessee. Lessee shall have the right, at its option and its expense, to participate in any litigation brought against Lessee without thereby relieving PRIMMS of its obligations hereunder. If PRIMMS fails to defend any such action diligently and in good faith, then Lessee may do so at the expense of PRIMMS.

20. DAMAGE TO LEASED VEHICLES. Lessee shall not abuse or carelessly operate any
    -------------------------
of the Leased Vehicles. Such vehicles shall not be operated so as to result in violation of any ordinances, regulations or statutes established by any public body. Lessee shall reimburse PRIMMS in full, upon demand, for damage to any of the Leased Vehicles resulting from any cause whatsoever (other than the sole proven gross negligence or wilful misconduct of PRIMMS), including but not limited to negligence, abusive or reckless operation, off-the-road operation, over-loading beyond the load capacity of the Leased Vehicles as set forth on the applicable Schedule A, contact with other vehicles or objects, or improper use of mechanical equipment in the loading or unloading of the Leased Vehicles. If Lessee fails to procure and maintain collision insurance for any Leased Vehicle, Lessee agrees to reimburse PRIMMS upon demand for all loss, cost and expense resulting from loss of or damage to any such vehicle.

     To the extent that Lessee's collision insurance hereunder does not cover the cost of any re-lettering, re-decaling, or towing on any Leased Vehicle, where such re-lettering, re-decaling or towing is necessary because of accident damage, collision or upset to such vehicle, Lessee agrees to pay such costs upon demand.

21. COOPERATION IN DEFENDING A CLAIM. In the event of any accident or occurrence
    --------------------------------
involving a Leased Vehicle which accident or occurrence involves bodily injury or death or property damage exceeding $10,000, or which Lessee believes is due to PRIMMS' failure to properly repair or maintain the vehicle, Lessee shall provide PRIMMS with prompt notice thereof. Such notice shall include all information relevant thereto, including, but not limited to the date, time, place and circumstance of the accident, names and addresses of persons injured and owners of property damaged, and names and addresses of witnesses (if any) and copies of any required police report. In the event of any accident or occurrence involving a Leased Vehicle, Lessee shall also make all police reports required by law and by applicable insurance policies. Each party, its agents and employees shall cooperate fully with the other party and the insurer in the investigation and defense of any claim or suit, and shall do nothing to impair or invalidate any applicable insurance coverage. Lessee shall promptly deliver to PRIMMS, or to such person or company as PRIMMS shall have designated in writing, any and all papers, notices, summonses, process and documents whatsoever served upon or delivered to Lessee or Lessee's agents or employees in connection with any claim, suit, action or proceeding at law or in equity involving or based upon an accident or occurrence described in the first sentence of this section and arising out of the ownership, maintenance, use or operation of any Leased Vehicle.

22. ENVIRONMENTAL MATTERS. Lessee represents and warrants to and covenants with
    ---------------------
PRIMMS that Lessee is and at all times during the term of this Agreement Lessee will be (i) in compliance with all applicable Environmental and Safety Requirements (as defined below), and (ii) in possession of all required permits, licenses, certifications and approvals (collectively, "Permits"), including those necessary for the performance by PRIMMS of the maintenance services to be rendered under Section 10 at the location at which such services are to be performed (the "Services") (other than Permits required for refrigerant recycling and for the off-site disposal of any Hazardous Materials generated by PRIMMS in performing the Services), including the filing of all notices or applications required thereby or pertaining thereto the vehicles and operations of the Truck Lease and Service Agreement. Notwithstanding the foregoing, PRIMMS agrees that it will be solely responsible for (i) refrigerant recycling and the off-site disposal of any Hazardous Materials generated by PRIMMS in performing the Services, in accordance with all Environmental and Safety Requirements, and
(ii) the matters described in clause (iv) of Section 19.1.

     Within thirty (30) days after the date of execution of the Agreement by both parties (the "Execution Date"), PRIMMS shall retain an environmental consultant at PRIMMS' expense to perform an investigation and complete a related Phase I Environmental Report covering Lessee's existing facility (the "Report"). Lessee agrees to provide access to such facility for that purpose. It shall be a condition precedent to PRIMMS' obligations hereunder and to take possession of the Lessee's existing facility that the Report shall be satisfactory to PRIMMS in its sole discretion. PRIMMS will advise Lessee of the fulfillment or non-fulfillment of this condition no later than thirty (30) days after the Execution Date.

     For purposes of this Agreement, (a) "Environmental and Safety Requirements" means all federal, state and local statutes, laws, rules, regulations, codes, ordinances, orders, standards, permits, licenses, actions, policies and requirements (including consent decrees, judicial decisions and administrative orders) relating to protection, preservation or conservation of the environment and public or worker health and safety, all as amended, hereafter amended, or reauthorized, and (b) "Hazardous Materials" means any toxic or hazardous substances, pollutants, waste, or contaminants including, without limitation, petroleum or petroleum products, asbestos containing material in any form or condition, polychlorinated biphenyls, to which liability or standards of conduct may be imposed under the Environmental and Safety Requirements.

23. VEHICLE THEFT OR DESTRUCTION. If a Leased Vehicle is lost or stolen and
    ----------------------------
remains so for fifteen (15) days after PRIMMS has been notified thereof, the lease as to such Leased Vehicle shall then terminate provided all charges for such Leased Vehicle and all other amounts due to PRIMMS under this Agreement have been paid to the date of the loss or theft. If a Leased Vehicle is, in PRIMMS' reasonable opinion, damaged beyond repair, PRIMMS shall notify Lessee within thirty (30) days after PRIMMS has been advised of the loss. Upon receipt of PRIMMS' notice that the vehicle has been damaged beyond repair, provided all charges for such Leased Vehicle and all other amounts due to PRIMMS under this Agreement have been paid to the date such Leased Vehicle was taken out of service, the lease as to such Leased

Vehicle shall then terminate. Any termination under this section shall be without prejudice to any right or remedy of PRIMMS arising prior to such termination.

24. VEHICLE RETURN ON CONTRACT TERMINATION. If this Agreement shall be cancelled
    --------------------------------------
or terminated, in whole or in part, as to any Leased Vehicle, Lessee shall, on or before the effective date of such cancellation or termination, return such vehicle to PRIMMS, at the location at which delivery of said vehicle shall have been made to Lessee (or at such other location in the same city as may have been designated by PRIMMS), in at least as good condition and running order as when received by Lessee (except as provided in Section 23), ordinary wear and tear excepted. Except for a Leased Vehicle which is lost or stolen as provided in
Section 23, no cancellation or termination of the lease as to such vehicle shall be effective until such vehicle is returned to Lessee in accordance with the preceding sentence.

     In the event Lessee shall fail or refuse to return said vehicles to PRIMMS as aforesaid, PRIMMS shall have the right upon 24 hours advance notice to take possession of said vehicles and remove the same, and for this purpose, to enter any premises during operating hours where any of said vehicles shall be, without being liable to any suit, action, defense or other proceedings by Lessee. Lessee may also take possession of any property loaded on any such vehicle and either hold the same until picked up by Lessee or store the same, in each case at Lessee's expense, without liability for any damage to or loss or spoilage of such property. Return or repossession of vehicles pursuant to this section shall not affect in any way the rights of PRIMMS and the obligations of Lessee specified in Section 26.

     Upon termination of this Agreement as to any Leased Vehicle, the Lessee shall have neither the right nor obligation to purchase such vehicle from PRIMMS, except as provided in Section 26(b) or Section 27.

25. FORCE MAJEURE. Neither party shall be liable to the other party for the
    -------------
first party's failure to perform or delay in the performance of its obligations hereunder (including, but not limited to its obligation to supply or repair any vehicle or substitute vehicle or to supply fuel for any Leased Vehicle, but excluding any obligation to make any payment hereunder) due to causes beyond its reasonable control, or due to acts of God, acts of civil or military authority, accidents, fires, strikes lockouts, floods, embargoes, epidemics, quarantine restrictions, wars, belligerencies, insurgencies, riots, delays in transportation, equipment shortages or inability due to causes beyond its reasonable control to obtain from customary sources necessary labor, materials, parts, components, fuel, power or transportation.

26. CONTRACT CANCELLATION.
    ---------------------

     (a) Either party shall have the right to cancel this Agreement as of any anniversary of the Date in Service of each vehicle delivered to Lessee hereunder, by giving to the other party at least sixty (60) days advance notice thereof, which cancellation shall be effective as of the anniversary date (the "Cancellation Date") next following the end of such 60-day period.

     (b) In the event Lessee shall elect to cancel this Agreement under Section 26(a) above, then (i) Lessee or another party designated by Lessee shall purchase the Leased Vehicles for an amount equal to the Depreciated Value thereof, or (ii) Lessee shall pay to PRIMMS, as liquidated damages for the loss of a bargain and not as a penalty, the amount by which the Depreciated Value thereof exceeds the proceeds, if any, of the sale of the Leased Vehicles by PRIMMS. If Lessee fails to purchase the Leased Vehicles as aforesaid on or before the Cancellation Date, then PRIMMS may sell the Leased Vehicles and Lessee shall pay to PRIMMS the amount required under clause (ii) above promptly after receipt of an invoice for the amount due.

     (c) In the event PRIMMS shall elect to cancel this Agreement under Section 26(a) above, Lessee shall not be obligated to purchase the Leased Vehicles or to pay the amount required under clause (ii) of Section 26(b).

     (d)  In the event either party shall elect to cancel this Agreement under
          Section 26(a) above, then, unless Lessee purchases the Leased Vehicles under Section 26(b)(i), Lessee shall reimburse PRIMMS on the Cancellation Date, or as soon thereafter as the amount can be determined, for the cost to repair all vehicle damage, the amount of the prepaid and unused license, registration, permit, or other use charges, whether designated as fees, taxes or otherwise, and all other amounts payable by PRIMMS as a result of such early cancellation (to the extent related to extra equipment originally installed or alterations originally made to the Leased Vehicles at the request of Lessee), allocable to the unexpired portion of the term as of the Cancellation Date.

     (e) No cancellation or other termination of this Agreement by either party shall in any way relieve Lessee of liability for the payment of any sum accruing or relating to any period on or prior to the effective date of termination or cancellation.

27. BREACH OR DEFAULT. Time is of the essence of this Agreement. In the event
    -----------------
either party (the "Defaulting Party") shall become insolvent, file a voluntary petition in bankruptcy, make an assignment for the benefit of creditors, be adjudicated bankrupt by any court of competent jurisdiction, permit or suffer a receiver to be appointed for its business, permit or suffer a disposition of all or a substantial portion of its assets outside of the ordinary course of business, be dissolved or liquidated or cease to be actively engaged in business, or if any of the representations or warranties of the Defaulting Party shall be untrue in any material respect at the time made, or if the Defaulting Party shall be in default in the payment of any amount and/or in the performance of any other covenants or conditions required under this Agreement (or any other agreement between Lessee and PRIMMS) to be kept or performed by the Defaulting Party and such default shall continue for five (5) days after written notice thereof from the other party (the "Non-Defaulting Party") to the Defaulting Party, the Non-Defaulting Party may immediately, without further notice or demand, terminate this Agreement. Such termination shall be without prejudice to any other right or remedy that the Non-Defaulting Party may have hereunder including the right to recover any damages incurred.

     In the event of any such termination of this Agreement by PRIMMS, Lessee shall be required (a) at PRIMMS' election to purchase forthwith the Leased Vehicles for an amount equal to the Depreciated Value thereof or to pay to PRIMMS the amount required under clause (ii) of Section 26(b), and (b) to pay all amounts required under Section 26(d), without prejudice to other remedies PRIMMS may have under this Agreement or at law or in equity. In the event of any such termination of this Agreement by Lessee, (a) Lessee shall have the option (but not shall be obligated) to purchase the Leased Vehicles for an amount equal to the Depreciated Value thereof, and (b) if such option is exercised, Lessee shall pay all amounts required under Section 26(d), without prejudice to other remedies Lessee may have under this Agreement or at law or in equity. Such option shall be exercised by written notice to PRIMMS given within five days after the date of such termination. Any purchase of a Leased Vehicle by Lessee under this section or Section 26 shall be on an "as-is, where is" basis.

     In no event shall either party be liable for consequential, indirect or special damages on account of any delay or failure to perform its obligations hereunder. Without limiting the generality of the foregoing, if PRIMMS fails to furnish Lessee additional units over and above the contracted units, PRIMMS shall have no liability for the cost of such vehicle.

28. ASSIGNMENT OF INTEREST. Neither this Agreement, nor any interest herein, may
    ----------------------
be assigned, pledged or encumbered by Lessee or by operation of law without the prior written consent of PRIMMS, and no Leased Vehicle may be assigned, pledged, sublet or encumbered nor possession or use thereof given to any other person or entity, without PRIMMS' prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Lessee may assign this Agreement (including by operation of law) to any entity controlled by or under common control with Lessee, without the consent of PRIMMS, provided that PRIMMS is given prior written notice of any such assignment. Lessee shall remain liable for all of its obligations hereunder, notwithstanding any such assignment, pledge, encumbrance, subletting or change of possession.

     Subject to the foregoing, this Agreement shall be binding upon the parties hereto and their respective heirs, executives, administrators, successors and permitted assigns. Nothing herein shall be deemed to prohibit PRIMMS from assigning all or any part of its interest in this Agreement to any affiliated entity, to any third party which succeeds to its business, or to any lender for security purposes, in each case without the written consent of Lessee.

     It is hereby agreed that the rights of the Lessee are subject and subordinate to any lien given by PRIMMS to secure the purchase price of the Leased Vehicles and to the rights of any equipment lessor who may be leasing the Leased Vehicles to PRIMMS. PRIMMS shall have the right to assign to an affiliate without Lessee's consent, but such assignment shall not release PRIMMS from any of PRIMMS's obligations under this Agreement. Similarly, assignment of PRIMMS' interest in this Agreement shall not release Lessee from any of the Lessee's obligations under this Agreement, and the assignee shall be entitled to all rights of PRIMMS hereunder, free from any defense, offset or counterclaim by Lessee.

29. VEHICLE WARRANTIES. PRIMMS and Lessee will cooperate with one another in
    ------------------
making any warranty claim against the manufacturer. PRIMMS makes no express or implied warranties or representations with respect to the Leased Vehicles, their design, condition, quality, merchantability or fitness for any particular purpose. Except as otherwise expressly provided herein, no defect in, or unfitness of, any Leased Vehicle will relieve Lessee of the obligation to pay any lease charges or other amounts due hereunder or to perform any other obligations of Lessee hereunder.

30. WAIVERS. The failure of either party (the "Non-Defaulting Party") at any
    -------
time to require strict performance by the other party of any of the provisions hereof shall not waive or diminish the Non-Defaulting Party's right thereafter to demand strict compliance therewith. No waiver of any term or provision hereof shall be deemed a continuing waiver or a waiver of any other breach. All waivers hereunder shall be in writing and executed by an officer of the party making such waiver.

31. NOTICES. All notices or other communications required or permitted under
    -------
this Agreement shall be in writing and shall be deemed given when personally delivered or sent by fax or three business days after being mailed by United States first class mail, postage prepaid, from an officer of one party to this Agreement to an officer of the other party to this Agreement, at the parties' respective addresses as set forth at the beginning of this Agreement (and if sent by fax, to Primms at 630-572-2809 and to Lessee at 305-685-1794 and 323-869-7862) or to such other address or fax number as either party may from time to time provide to the other party by written notice.

32. GOVERNING LAW; FORUM. This Agreement is entered into at Oak Brook, Illinois
    --------------------
and shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its principles of conflicts of law. Any litigation brought by Lessee in connection with this Lease shall be brought and maintained solely in the state courts located in DuPage County, Illinois or in the U.S. District Court for the Northern District of Illinois, Eastern Division, or in the state or federal court located in the county in which HLC's principal place of business is located, and Lessee hereby agrees to the jurisdiction of said courts and to such venue for purposes of such litigation; provided, however, PRIMMS may bring and maintain an action against Lessee in any jurisdiction where Lessee conducts business or in which a Leased Vehicle may be located. Each party waives all right to a trial by jury in any litigation in connection with this Lease or the Leased Vehicles.

33. LIABILITY OF LESSEE. In the event of any breach by either Lessee or PRIMMS
    -------------------
of its obligations under this Agreement, such party shall be liable to the other party to this Agreement for all costs and expenses, including reasonable attorneys' fees and court costs, actually incurred in collecting payments due from the breaching party hereunder or in enforcing any rights of the non-breaching party pursuant to this Agreement.

34. SURVIVAL. All representations and warranties and indemnification obligations
    --------
made herein or in connection with this Agreement shall survive any termination or cancellation of this Agreement.

35. MISCELLANEOUS. This Agreement, together with all schedules now or hereafter
    -------------
made a part hereof, shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or altered in any manner unless such amendment or alteration is in writing and signed on behalf of the parties hereto by their duly authorized representatives. If any term or provision of this Agreement shall be held to be invalid or unenforceable, the remaining terms and provisions of this Agreement shall remain in full force and effect and shall be construed to give effect to the intent of the parties. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one instrument. The section headings in this Agreement are for convenience only and shall not affect the construction thereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict constriction will be applied against any party hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date first set forth above.

     PRIMMS, L.P.,                          SMART & FINAL INC.
     A Delaware Limited Partnership


     By: /s/ Robert D. Shingle              By: /s/ Richard N. Phegley
         ------------------------------         --------------------------------

     Title:   President                     Title: Senior Vice President & Chief
                                                   Financial Officer

     Date: 10/29/01                         Date: 10/8/01


     Witness: /s/ Joseph F. Lipka Jr.       Witness: /s/ Sara Alvarez
             --------------------------             ----------------------------